                                                                   EXHIBIT 10.30

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [ * ]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


                              AGREEMENT ADDENDUM

This first addendum ("Addendum No. 1") is effective October 10, 2000 ("First Addendum Date") and amends and supercedes the related timelines and pricing set forth in the Encoding Services and Compact Disc Purchase Agreement (the "Agreement") entered into on August 25th, 2000 between Loudeye Technologies (Loudeye) and XM Satellite Radio (XM).

Delivery Schedule
The delivery of media files, cover art scans and associated data from Loudeye to XM is to be completed as stated below. The delivery schedule below will replace the schedule in Exhibit C of the Agreement.

   .  [  *  ] deliveries of approximately [  *  ] cds ([  *  ]) beginning
      [  *  ].

   .  Deliveries will be shipped on [  *  ] for [  *  ] delivery at XM Radio.

   .  Deliveries will consist of approximately [  *  ] DLT 7000 tapes in
      [  *  ].

   .  Last delivery date will be [  *  ].



Blueline Delivery Schedule
To replace the Blueline Acceptance Test in Section 3.1 of the Agreement.

   .  XM will receive the new Blueline files on [  *  ]

   .  XM will provide feedback within [  *  ] (on or before [  *  ])


Cover Art Scans
Pricing. Loudeye will provide cover art scans for all CD titles to be encoded according to the specifications in Exhibit A to this Addendum No. 1. The pricing for these scans are in addition to the pricing terms set forth in Section 4.2 of the Agreement. Cover art scans will be [ * ] per CD title and include only the front cover.

Terms. Loudeye will invoice XM for cover art scans on [ * ]. XM shall pay all sums of such invoice within [ * ] days of XM's receipt of the invoice.

DLT Provisioning
Pricing. [ * ] per DLT. Loudeye will include cost of DLTs to XM with each [ * ] invoice for encoding services performed. This shall be due according to the terms set forth in the contract.

     Other than as set forth above, the remainder of the Agreement shall remain unmodified and in full force and effect.

     The parties have executed this Addendum to the Agreement as of the First Addendum Date provided above.

LOUDEYE TECHNOLOGIES, INC.            XM SATELLITE RADIO, INC.

By: /s/ James Van Kerkove             By: /s/ John R. Wormington
   -------------------------------       -----------------------------------
Name: /s/ Jim Van Kerkove             Name: John R. Wormington
     -----------------------------         ---------------------------------
Title: Vice President, Production     Title: SVP, Engineering and Operations
      ----------------------------           -------------------------------
Address:  414 Olive Way, Suite 300    Address: 1500 Eckington Pl., NE
          Seattle, WA  98101                  ------------------------------
                                               Washington, DC  20002
                                              ------------------------------
                                              ------------------------------

                                   Exhibit A
           Agreement Addendum:  XM Satellite Technical Requirements


Scanned Cover Art
Loudeye will provide the front CD cover art in JPEG format in 2 sizes at 72dpi:
Standard size:        175x 175
Thumbnail size:       75 x 75



File Naming Conventions
Scan filenames follow the following naming convention:

     masterbarcode_height_width_resolution_contentdiscriptor.format

     Example:  001001_175_175_72_front.jpg



Directory Structure and File Delivery

          /masterbarcode/scan/...    // first CD scan files



Delivery
Loudeye will backup and deliver all content to XM on DLT 7000 Tapes formatted for NTFS.



For Loudeye Technologies Development

/s/ Mark Horn
---------------------------------


For XM Technical Development

/s/ Anthony J. Masiello
---------------------------------